Exhibit (p)(16)

AMENDED AND RESTATED

CODE OF ETHICS

OF

THIRD AVENUE MANAGEMENT LLC

THIRD AVENUE TRUST

THIRD AVENUE VARIABLE SERIES TRUST

M.J. WHITMAN LLC

August 30, 2011

This Code of Ethics (“Code”) establishes rules of conduct for persons who are associated with Third Avenue Trust and Third Avenue Variable Series Trust, each a registered investment company (each a “Trust” and, collectively, the “Trusts”) and each series of each Trust (each a “Fund” and, collectively, the “Funds”), M. J. Whitman LLC (“MJW”), the Funds’ distributor, and Third Avenue Management LLC (“TAM”) a registered investment adviser (the “Adviser” ), that provides investment advisory services to the Funds (collectively, the “Companies”).

The basic rule is very simple, put the clients’ interests first. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and to follow procedures that will enable them to prevent such activities.

This Code is intended to assist the Companies in fulfilling their obligations under the law. The first part lays out whom the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the Companies and their employees. Violations can not only cause the Companies embarrassment, loss of business, legal restrictions, fines and other punishments but for employees can lead to sanctions, which may include: demotion, suspension, firing, temporary or permanent bar from the securities business and very large fines.

I.	Applicability

(A)	The Code applies to each of the following:

1.

Third Avenue Trust and Third Avenue Variable Series Trust (each a “Trust” and, collectively, the “Trusts”), each series of each Trust (each a “Fund” and, collectively, the “Funds”), TAM, M.J. Whitman LLC, and all entities that are under common management with the Companies (“Common Management”). A listing of the Common Management Affiliates is attached as Exhibit A.

2.	Any officer, director, trustee or employee of the Companies or Common Management Affiliates.

3.	Any natural person who controls any of the Companies or Common Management Affiliates and who obtains information regarding the Companies’ investment recommendations or decisions.

4.

With respect to the Companies, any trustee, director, officer, or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested trustees of a Fund are covered under this item.

(B)	Definitions

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

1.

Access Person. Includes: (a) any trustee, director, officer of the Adviser or a Fund (or person performing a similar function) or (b) an “advisory person” of the Adviser or a Fund. An “advisory person” includes:

(i)

Any employee or personnel of a Common Management Affiliate who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or Adviser client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities, or whose functions or duties relate to the determination of which recommendation will be made to a Fund or Adviser client; and

(ii)

Any natural person (1) in a control relationship to the Adviser or a Fund, (2) any affiliated person of such controlling person (with the exception of any entity now or in the future controlled by Affiliated Managers Group, other than the Adviser and its controlled affiliates, such entities being listed on Exhibit A as “AMG Affiliates”), and (3) any affiliated person of such affiliated person.

The Compliance Officer shall create and maintain a list of Access Persons and inform such persons of their status.

2.	Beneficial Interest. Equivalent to “beneficial ownership” in Exhibit E.

3.	Covered Persons. Includes: (a) all Access Persons and (b) all employees of the Companies or Common Management Affiliates who are not included in the definition of Access Person.

4.	Covered Account. Includes:

(a)

any “Pecuniary-Interest Covered Account”, which shall include any account in which a Covered Person holds a Beneficial Interest regardless of whether the account is managed by an independent third party or self-directed. Generally, this would include an account maintained by a spouse, for example. (See Exhibit E); and

(b)

any “Non-Pecuniary Interest Covered Account”, which shall include: any account in which such Covered Person does not have a Beneficial Interest and (i) for which a Covered Person acts as guardian, trustee, custodian or similar role, or (ii) over which a Covered Person exercises control in any manner including by way of a power of attorney or as an investment adviser. A “Covered Account” shall not include a non-brokerage account in which it is not possible to purchase funds managed by Third Avenue Management LLC (for example, a direct account with an unaffiliated open end mutual fund company). The Compliance Officer may grant an exception for an account in the name of a Covered Person or immediate family or household member maintained with persons who have no affiliation with the Companies and with respect to which no Covered Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process.

5.	Portfolio Managers. Access Persons who are principally responsible for investment decisions with respect to any client account.

6.	Companies. Third Avenue Trust, Third Avenue Variable Series Trust, each series of each Trust, MJ Whitman LLC and Third Avenue Management LLC.

7.	Compliance Officer. The person(s) designated as the compliance officer(s) of the Companies.

8.	Compliance Committee. The Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

9.	Control. Shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

10.	Disinterested Trustee. A Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

11.

Security. Any financial instrument, other than an Exempt Security (as defined below) treated as a security for investment purposes and any related instrument such as a futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include Exempt Securities (as defined below).

12.	Exempt Securities. Any of the following:

(a)

Direct obligations of the Government of the United States or any foreign government; banker’s acceptances; bank certificates of deposit; commercial paper; high quality short term debt instruments, including repurchase agreements; municipal securities; index options; and shares in exchange traded funds and open end registered investment companies.

(b)	Securities not held in a Covered Account.

(c)	Securities acquired as a part of an automatic dividend reinvestment plan.

(d)

Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

13.

Portfolio Security. A security that (a) within the most recent fifteen (15) calendar days has been held by a Fund or other portfolio managed by the Adviser or (b) is identified by a member of the research department as being under consideration by the Adviser for purchase by a Fund or other portfolio managed by the Adviser and (security appears on TAM’s Research Database, has a status of Review, and was initiated within past 6 months) (c) any other security issued by the issuer of such security. A purchase or sale of a Portfolio Security includes the writing of an option to purchase or sell and any security that is exchangeable for, or convertible into a Portfolio Security.

14.	Head Trader(s). Such persons as may be in charge of each trading desk of a Company.

II.	Restrictions on Personal Investing Activities

(See Paragraph II, E below for the special rules that apply to Disinterested Trustees.)

(A)	Restriction on Investing in Portfolio Securities

•	No Covered Person may purchase a Portfolio Security for a Covered Account.

•

If a security becomes a Portfolio Security within seven (7) calendar days after purchase for a Covered Account, the position must be liquidated. Any profits will be disgorged to charity, as determined by the Compliance Committee, and any losses will be borne by the Covered Person.

•

Any Portfolio Security held in a Covered Account prior to January 1, 2003 shall be exempt from this restriction provided that sale of any such Portfolio Security shall be subject to pre-clearance to assure that any pending sale order relating to such Portfolio Security for a Fund or other Adviser client is executed first.

•

In addition to the restrictions above, Portfolio Managers may not sell any security for their Covered Accounts, if they have traded that security in an account that they manage within seven (7) days (this applies to legacy positions that have been held since 1/1/03).

•	These restrictions shall not apply to Disinterested Trustees.

Accounts in which a TAM employee has a pecuniary interest, but over which the employee has no discretionary trading authority, will not be considered covered accounts. Employees will not be required to pre-clear trades in these accounts, and these accounts will not be subject to the short term trading restrictions or restrictions on the securities that may be purchased. Employees must notify the Compliance Dept prior to opening a discretionary account, and each discretionary account must be included in the Quarterly Brokerage Account Certification. Employees will need to certify that they do not have any trading authority in any discretionary account, will not attempt to exercise any trading authority in the future, and will not discuss any information or recommendations regarding any security with the person or persons exercising authority over the Account.

In addition, the Compliance Department may request that persons having discretionary authority over employee accounts certify that they are not receiving information from any employee. Hard copies of year-end statements for all discretionary accounts must be provided by the employee to the Compliance Dept for review by no later than January 31. The Compliance Department may also request statements for any discretionary account during the year in order to audit and monitor the trading in such accounts. The Compliance Department may deny or remove permission for any employee to have any discretionary accounts under any circumstances to avoid even the appearance of impropriety.

(B)	Restriction on Short-Term Trading

No Access Person shall be permitted to retain a profit made on any Security sold within sixty (60) calendar days of a transaction in which the Access Person acquired a Beneficial Interest (as defined in Exhibit E) in such Security. Any such profit will be disgorged to charity, as determined by the Compliance Committee, and sales shall be computed on a LIFO basis (except where a purchase made within sixty days before a sale was made as part of a regularly scheduled purchasing plan such as a 401k or other periodic purchase plan). An exception to this rule shall be made should a covered call written by an Access Person for a period greater than sixty (60) calendar days result in a call earlier than the sixty (60) day period. Although trading in Exempt Securities is not covered by this restriction, it is noted that the Companies believe that short term trading of any security is inconsistent with our philosophy and the reputation of the Firm, and if a pattern of such trading is detected for any Access Person, the Companies reserve the right to impose further restrictions on individuals in the sole discretion of the Compliance Committee. The restrictions in this paragraph (B) shall not apply to Disinterested Trustees.

(C)	Initial Public Offerings

No Security or related Security may be acquired in an initial public offering for any Covered Account. However, this restriction shall not apply to Disinterested Trustees.

(D)	Pre-Clearance of Personal Securities Transactions

Except as set forth in this Paragraphs (D) or (E) below, no Security, other than Exempt Securities, may be bought or sold for a Covered Account unless: (i) the Covered Person obtains prior approval through the firm’s automated pre-approval system by properly and accurately entering the proposed transaction into that system (or, if the system is not available, from the Compliance Officer or, in the absence of the Compliance Officer, from the Companies’ general counsel); (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or the Companies’ general counsel does not rescind such approval prior to execution of the transaction. (See Paragraph H below for details of the Pre-Clearance Process.)

(E)	Rules for Personal Securities Transactions of Disinterested Trustees.

The Companies recognize that Disinterested Trustees do not have on-going, day-to-day involvement with the operations of the Companies. In addition, it is the practice of the Companies to give information about securities purchased or sold by the Funds or considered for purchase or sale by the Funds to disinterested Trustees more than fifteen (15) days before or after such securities are purchased or sold by the Funds or considered for purchase or sale by the Funds. Accordingly, the Companies believe that less stringent controls are appropriate for Disinterested Trustees, as follows:

1.

Transactions in Pecuniary and Non-Pecuniary Interest Covered Accounts: The trading restriction in Paragraph (A) above and the pre-clearance requirement contained in Paragraph (D) above shall only apply to a Disinterested Trustee if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, during the fifteen day period before the transaction in a security (other than an Exempt Security), the security purchased or sold by him or her was a security purchased, sold or under consideration by any of the Funds. The Disinterested Trustees acknowledge that this more limited rule is based on their lack of day-to-day involvement with the operations of the Companies and that to the extent they engage in any conversations with any of the investment professionals relating to specific investments, they may be triggering the pre-clearance requirement.

2.

In order to assist the Disinterested Trustees in satisfying their obligations under this Paragraph (E), the Adviser will notify the Disinterested Trustees promptly on or after each meeting of the Board of Directors of each security discussed at such meeting or in materials furnished for such meeting as to which the Adviser believes the Disinterested Trustees knew or should know the funds are, have been within the prior 15 days or expected to within the following 15 days, purchasing, selling or considering purchasing or selling.

(F)	Private Placements

The Compliance Officer will not approve purchases or sales of Securities that are not publicly traded, unless the Covered Person provides full details of the proposed transaction (including a written description of the source of the investment opportunity to allow the Compliance Department to consider potential conflicts) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Company would have no foreseeable interest in investing in such Security or any related Security as a Portfolio Security. This requirement is not applicable to Disinterested Trustees.

(G)	Pre-Clearance Process

1.

No Securities may be purchased or sold for any Covered Account unless express permission is obtained through the automated pre-approval system maintained by the Companies or otherwise granted by the Compliance Officer of TAM and filed with the records of the Companies. Covered Persons granted permission to maintain Covered Accounts with outside broker-dealers must arrange for duplicate copies of confirmations of all personal Securities transactions and copies of periodic statements for all such accounts to be transmitted electronically to the automated pre-approval system maintained by the Companies. The Compliance Committee may grant an exemption to the requirement for electronic transmission but hard copies of duplicate documents must then be provided to the Companies.

2.

For each proposed transaction requiring prior approval, the Covered Person must properly log onto the automated pre-approval system maintained by the Companies, fully and accurately enter information about the proposed trade and receive notification from the system that the trade has been approved. If for some reason, the automated system is unavailable, then a Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

3.

The Compliance Department shall be responsible for ensuring that all portfolio securities are entered into the automated pre-approval system along with any other securities in which the Compliance Committee deems should be restricted from trading. If the system is not available for some reason, the Compliance Officer shall approve (or disapprove) a trading order on behalf of a Covered Person as expeditiously as possible. The Compliance Officer will generally approve transactions described in paragraph (D) above unless the Security in question or a related security is on the Restricted List or they believe for any other reason that the Covered Account should not trade in such Security at such time.

4.

If the Covered Person’s trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses, although such trading order request may be resubmitted at a later date.

5.

In the absence of automated system or the Compliance Officer, a Covered Person may submit his Trading Approval Form to the Companies’ general counsel. Trading approval for the Compliance Officer must be obtained from the automated system or from the Companies’ general counsel.

6.

The automated system shall identify all pre-clearance violations on a daily basis. The Compliance Department shall review all such violations daily. The CCO shall review all employee trading activity and trading violations on a quarterly basis. The automated system will monitor employee responses to quarterly and annual certifications. The CCO shall notify the managers of any employee that does not submit their certifications within 10 days of the close of the applicable period.

III.	Other Investment-Related Restrictions

(A)	Gifts

During each calendar year, no Covered Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of a Company. Meals and entertainment events are excluded from this limit, when attended by a Covered Person, and a representative of the business providing the gift. Covered persons are not permitted to accept gifts in the form of meals or entertainment events from a business that are excessive in terms of frequency or extravagance. Disinterested Trustees are not subject to the Gifts restrictions.

(B)	Service As a Director

No Access Person, who is not a Disinterested Trustee, shall commence service on the Board of Directors of a publicly traded company or any company in which a Company has an interest without prior authorization from the Compliance Committee based upon a determination that the Board service would not be inconsistent with the interest of the Funds. The Compliance Committee shall include the Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

(C)	Privately Managed Portfolios

If a Portfolio Manager desires to manage any portfolio outside of the Adviser, the Portfolio Manager must receive prior approval from the President of the Adviser. Any transaction(s) that are entered for any managed portfolio outside this domain is subject to all of the Trust’s and the Adviser’s trading and allocation procedures. Under no circumstances may an outside-managed portfolio be given preferential or favorable treatment over a managed Adviser portfolio. Duplicate statements and confirmations must be sent to the Compliance department for review purposes.

IV.	Reporting and Additional Compliance Procedures for all Covered Persons

(See Paragraph D below for special rules that apply to Disinterested Trustees.)

(A)

Initial and Annual Reports. Within ten (10) days after a person becomes a Covered Person, and thirty (30) days after the end of each calendar year, each Covered Person must submit to the Compliance Officer: (1) a Holdings Report (in the form attached as Exhibit C or on the form provided for that purpose in the automated pre-approval system) that lists all Covered Accounts, confirms that duplicate account statements for all listed Covered Accounts are being sent to the Compliance Officer and, if duplicate reports are not already being sent to the Compliance Officer, attaches a copy of current Covered Account statement(s) showing holdings in such Covered Accounts, this report shall be current to within 45 days of the date submitted; and (2) a certification (in the form attached as Exhibit F) that the Covered Person has read and understood the Code, has disclosed or reported all items required to be disclosed or reported and is not subject to any regulatory disability.

(B)

Quarterly Transactions Report. Within ten (10) days of the end of each calendar quarter, each Covered Person shall submit a Quarterly Transaction Report (in the form attached as Exhibit D or on the form provided for that purpose in the automated pre-approval system) confirming that all Covered Accounts (including any that may have been opened during the quarter) have been disclosed and that duplicate copies of account statements for all Covered Accounts are being sent to the Compliance Officer, or if duplicate reports are not already being sent to the Compliance Officer, attaches a copy of current Covered Account statements(s) showing holdings in such Covered Accounts. Access persons shall also report transactions in Funds which TAM advises, or sub-advises, and also any Fund advised by an affiliate (please see below for a list of affiliated Funds).

(C)

Disclaimers. Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

(D)

Discretionary Accounts. The Compliance Department shall, at least annually, choose a random sample of discretionary accounts sufficiently large to properly audit whether any trading activity in such accounts raises any appearance of impropriety. In particular, the Compliance Department will review such accounts for any evidence of unusual or unexplained trading in firm names.

(E)	Federal Securities Laws. All supervised persons are required to comply with applicable Federal securities laws.

(F)	Reporting to Chief Compliance Officer. All supervised persons are required to report any violations of this Code of Ethics promptly to the Chief Compliance Officer

(E)	Disinterested Trustees.

1.

Annual Reports: Disinterested Trustees shall submit the certification attached as Exhibit F (with regards to section A of the exhibit, Trustees are only required to report transactions in Pecuniary Interest Covered Accounts). This will be distributed with the Disinterested Trustees annual independence questionnaire.

2.

Quarterly Reports: Disinterested Trustees shall submit the quarterly transaction reports required under this Part IV (B) with respect to either Pecuniary Interest Covered Accounts or Non-Pecuniary Interest Accounts, but only when there has been a transaction involving a security (other than an Exempt Security) that the Disinterested Trustee knew, or in the ordinary course of fulfilling his or her duties as a trustee should have known, during the fifteen day period before or after the transaction, was purchased or sold or under consideration by any of the Funds or any other portfolio managed by the Adviser.

V.	Reports to Board of Trustees

(A)	At least annually, the Adviser shall report to the Trusts’ Board of Trustees a written report that:

1.

Describes any issues arising under the Code or procedures concerning personal investing since the last such report, including but not limited to, information about material violations of the code or procedures or sanctions imposed in response to material violations;

2.	Certifies that the Companies have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code; and

3.

Identifies any recommended changes in existing restrictions of procedures based upon the Companies’ experience under the Code, evolving industry practice, or developments in applicable laws or regulations.

(B)	At least quarterly, the Adviser shall report to the Trusts’ Board of Trustees:

1.	A summary of any violations of the Code which occurred during the past quarter and the nature of any remedial action taken; and

2.	Any exceptions to any provision of the Code as determined under Article VII below.

VI.	Sanctions

Upon discovering that a Covered Person has not complied with the requirements of this Code, the Compliance Committee may impose on such person whatever sanctions it deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of the requirements of this Code by Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Trustees of the Trusts.

The Compliance Committee also reserves the right in its sole discretion to place additional trading restrictions on any Covered Persons should it determine that any such Covered Persons are trading excessively.

VII.	Exceptions

The Compliance Committee reserves the right to decide, on a case-by-case basis, exceptions to any provision under this Code, and may also impose more stringent requirements on any individual as warranted. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the applicable Fund’s Board of Trustees at their next scheduled meeting of the Board.

VIII.	Preservation of Documents

This Code, a copy of each report by a Covered Person, any written report made hereunder by a Company or Compliance Officer, and lists of all persons require to make reports, shall be preserved with the records of the Fund for the period required by Rule 17j-1.

IX.	Other Laws, Rules and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by a Company or Common Management Affiliates.

X.	Further Information

If any person has any question with regard to the applicability of the provisions of this Code or with regard to any Securities transaction or transactions, they should consult the Compliance Officer.

Exhibit A

COMMON MANAGEMENT AFFILIATES

M.J. Whitman Holding Corp., (a holding company) and subsidiaries

M.J. Whitman LLC

M.J. Whitman Management, LLC

M.J. Whitman Private Debt LLC

Martin J. Whitman & Co., Inc., a private investment company

Private Debt LLC

Third Avenue Emerging Markets Fund, L.P.

Third Avenue Global Value Fund, L.P.

Third Avenue Real Estate Opportunities Fund L.P.

AMG AFFILIATES

Affiliated Managers Group Limited

AQR Capital Management, LLC

Artemis Investment Management Limited

Artemis Fund Managers Limited

Aston Asset Management, LP

Beutel Goodman & Company*

BlueMountain Capital Management LP

BlueMountain Capital Partners (London) LLP

Chicago Equity Partners, LLC

Deans Knight Capital Management Ltd*

Essex Investment Management Company, LLC

First Quadrant, L.P.

Fortigent, LLC

Foyston, Gordon & Payne Inc.*

Friess Associates, LLC

Friess Associates of Delaware, LLC

Frontier Capital Management Company, LLC

Gannett Welsh & Kotler, LLC

Genesis Investment Management, LLP*

Genesis Asset Managers, LLP

Harding Loevner LP

J.M. Hartwell Limited Partnership

Managers Investment Group LLC

Montrusco Bolton Investments Inc.*

Pantheon Ventures (US) LP

Pantheon Ventures Inc.

Pantheon Ventures Ltd.

Pantheon Ventures (UK) LLP

Pantheon Ventures (HK) LLP

The Renaissance Group LLC

Systematic Financial Management, L.P.

Third Avenue Management LLC

TimesSquare Capital Management, LLC

Trilogy Global Advisors, LP

Tweedy, Browne Company LLC

ValueAct Capital Management, L.P.

ValueAct SmallCap Management L.P.

Welch & Forbes LLC

BROKER DEALERS

Managers Distributors, Inc.

MJ Whitman LLC

Tweedy, Browne Company LLC

Fortigent Securities Company, LLC

AMG Affiliated Mutual Funds

Updated July 2011

Name of Affiliate	Name of Affiliated Fund	Ticker
Mutual Funds (sponsored)

AQR	AQR Diversified Arbitrage Fund	ADANX, ADAIX
	AQR International Momentum Fund	AIMOX
	AQR Momentum Fund	AMOMX
	AQR Small Cap Momentum Fund	ASMOX
	AQR International Equity Fund	AQINX, AQIIX
	AQR Global Equity Fund	AQGIX, AQGNX
	AQR Managed Futures Strategy Fund	AQMIX, AQMNX
	AQR Risk Parity Fund	AQRIX, AQRNX
	AQR Multi-Strategy Alternative Fund	ASANX

Aston Funds	Aston/Montag & Caldwell Growth	MCGFX, MCGIX, MCRGX
	Aston/Veredus Select Growth Fund	AVSGX, AVISX
	Aston/TAMRO Diversified Equity Fund	ATLVX
	Aston/MD Sass Enhanced Equity Fund	AMBEX, AMDSX
	Aston/Herndon Large Cap Value Fund	AALIX
	Aston/Cornerstone Large Cap Value Fund	RVALX, AAVIX
	Aston/Money Market Fund	BDMXX
	Aston/River Road Dividend All Cap Value Fund	ARDEX, ARIDX
	Aston/Montag & Caldwell Mid Cap Growth Fund	AMCMX
	Aston/Fairpointe Mid Cap Fund	CHTTX, ABMIX
	Aston/Cardinal Mid Cap Value Fund	ACDMX
	Aston/Veredus Aggressive Growth Fund	VERDX, AVEIX
	Aston/Crosswind Small Cap Growth Fund	ACWDX
	Aston/TAMRO Small Cap Fund	ATASX, ATSIX
	Aston/River Road Select Value Fund	ARSMX, ARIMX
	Aston River Road Small Cap Value Fund	ARSVX, ARSIX
	Aston River Road Independent Value Fund	ARIVX
	Aston/Neptune International Fund	ANINX, ANIIX
	Aston/Barings International Fund	ABARX, ABIIX
	Aston/Dynamic Allocation Portfolios	ASENX
	Aston/River Road Long-Short Fund	ARLSX

	Aston/Lake Partners LASSO Alternative Fund	ALSNX, ALSOX
	Aston/Harrison Real Estate Fund	ARFCX, AARIX
	Aston/Montag & Caldwell Balanced Fund	MOBAX, MOBIX
	Aston/TCH Fixed Income Fund	CHTBX, CTBIX
	Aston/Doubleline Core Plus Fixed income Fund	ADBLX, ADLIX

Friess	Brandywine Advisors Fund	BWAFX
	Brandywine Blue Fund	BLUEX
	Brandywine Fund	BRWIX

Harding Loevner	Harding Loevner Funds, Inc - International Small Companies Portfolio	HLMSX
	Harding Loevner Funds, Inc - Frontier Emerging Markets Portfolio	HLFMX
	Harding Loevner Funds, Inc. - Institutional Emerging Markets Portfolio	HLMEX
	Harding, Loevner Funds, Inc. - Emerging Markets Portfolio	HLEMX, HLMEX
	Harding, Loevner Funds, Inc. - Global Equity Portfolio	HLMGX
	Harding, Loevner Funds, Inc. - International Equity Portfolio	HLMNX, HLMIX

Managers	Managers Bond	MGFIX
	Managers California Intermediate Tax-Free Fund	MCATX
	Managers Emerging Markets Equity	MEMEX
	Managers Fixed Income	MFDAX, MFDBX, MFDCX, MFDYX
	Managers PIMCO Bond Fund (formerly Managers Fremont Bond Fund)	MBDFX
	Managers Institutional Micro-Cap Fund (formerly Managers Fremont Institutional Micro-Cap Fund )	MIMFX
	Managers Micro-Cap Fund (formerly Managers Fremont Micro-Cap Fund)	MMCFX
	Managers Real Estate Securities Fund	MRESX
	Managers Global Bond	MMAFX
	Managers High Yield	MHHAX, MHHBX, MHHCX, MHHYX
	Managers Intermediate Duration Government	MGIDX
	Managers International Equity	MGITX
	Managers Short Duration Government	MGSDX
	Managers Special Equity	MGSEX, MSEIX

Managers AMG Chicago Equity Partners Balanced Fund	MBEAX, MBEBX, MBECX, MBEY X
Managers AMG Chicago Equity Partners Mid-Cap Fund	MKPYX, MKPAX, MKPBX, MKPCX
Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
Managers AMG FQ Global Essentials Fund	MMAFX
Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX, MFQCX
Managers AMG FQ U.S. Equity Fund (formerly Managers AMG U.S. Equity Fund)	MEQFX, FQUAX, FQUCX
Managers AMG Frontier Small Cap Growth Fund (formerly Managers Small Cap Fund)	MSSCX, MSSVX, MSSYX
Managers AMG GW&K Muni Bond	GWMIX, GWMSX, GWMTX
Managers AMG GW&K Municipal Enhanced Yield	GWMEX
Managers AMG GW&K Small Cap Equity Fund	GWETX, GWESX, GWEIX
Managers AMG Renaissance Large Cap Growth	MRLIX, MRLSX, MRLTX
Managers AMG Skyline Special Equities Portfolio	SKSEX
Managers AMG Systematic Mid Cap Value Fund	SYAMX, MSYAX, MSYCX
Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX
Managers AMG TSCM Growth Equity Fund	MTGVX, MTGSX, MTGIX
Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX
Managers Cadence Capital Appreciation	MPAFX, MCFBX, MPCBX, MPRFX, MCFDX, MCFYX, MCFPX, MPCIX
Managers Cadence Mid-Cap Fund	MCMAX, MCMBX, MCMCX, MCMRX, MCMDX, MCMYX, MCMPX, MCMFX
Managers Cadence Emerging Companies	MECAX, MECIX
Managers Cadence Focused Growth	MFAGX, MGCFX, MFDGX, MFYGX, MFPGX, MFIGX

	Managers AMG Trilogy Emerging Markets Equity Fund	TLESX, TLEIX
	Managers AMG Trilogy Global Equity Fund	TLGSX, TLGIX
	Managers AMG Trilogy International Small Cap Fund	TLSSX, TLSIX

Third Avenue	Third Avenue Focused Credit Fund	TFCVX, TCFIX
	Third Avenue International Value Fund	TAVIX
	Third Avenue Real Estate Value Fund	TAREX
	Third Avenue Small-Cap Value Fund	TASCX
	Third Avenue Value Fund	TAVFX
Third Avenue Variable Series Trust

Tweedy, Browne	Tweedy, Browne Global Value Fund	TBGVX
	Tweedy, Browne Global Value Fund II - Currency Unhedged	TBCUX
	Tweedy, Browne Value Fund	TWEBX
	Tweedy, Browne Worldwide High Dividend Yield Value Fund	TBHDX

Mutual Funds (subadvised)

AQR	GuideStone International Equity	GIEZX
	Russell International Developed Markets Fund	RCISX, REISX, RISSX
	SEI Institutional Managed Trust Small Cap Fund	SESVX
	SEI Institutional Managed Trust Small Cap Growth Fund	SSCGX
	SEI Adviser Managed Trust - Tactical Offensive Equity Fund	TCOEX
	Transamerica AQR Managed Futures Strategy	MRISX, MRIIX
Prudential Retirement Insurance and Annuity Company International Blend / Munder Fund
AST Academic Strategies Asset Allocation
Met Investor Series Trust – AQR Global Risk Balanced Portfolio

Chicago Equity	40/86 Series Trust - Balanced Portfolio
40/86 Series Trust - Equity Portfolio
	Managers AMG Chicago Equity Partners Balanced	MBEAX, MBEBX, MBECX, MBEY X

	Managers AMG Chicago Equity Partners Mid-Cap	MKPYX, MKPAX, MKPBX, MKPCX
Northern Lights JNF Balanced (Fixed Income Portion)
Northern Lights JNF VST - Small Growth
Northern Lights JNF VST - Small Value

Essex	Callan Diversified Alpha Small Cap Fund
	Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	MML Emerging Growth Fund	MMEGX, MEGLX, MEGNX, MEESX, MEGYX
	Principal Partners SmallCap Growth Fund	PPSMX, PPSBX, PTOCX
Principal Variable Contracts Fund, SmallCap Growth Fund

First Quadrant	AST Investment Services/Prudential Global Macro
Frank Russell Trust Company, Russell International Fund with Active Currency
Fremont Structured Core Fund
	Managers AMG FQ Global Essentials Fund	MMAFX
	Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX, MFQCX
	Managers AMG FQ U.S. Equity Fund	MEQFX, FQUAX, FQUCX
	Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX
	UBS PACE Alternative Strategies	PASPX
TransAmerica First Quadrant Global Macro Fund
AST Academic Strategies Asset Allocation - Currency Sleeve
	John Hancock Currency	JCUAX

Friess	Masters Select Equity	MSEFX
	Masters Select Smaller Companies Fund	MSSFX

Frontier	CGCM Large Cap Growth Investment Fund	TLGUX
	John Hancock Smaller Company Growth Fund	JSGNX, JSGVX
M Financial Group (Formerly M Funds, Inc.)
	Frontier Small Cap Growth Fund (formerly Managers Small Cap Fund)	MSSCX
The Hirtle Callahan Trust
	Vanguard Morgan Growth	VMRGX

	Vanguard Explorer Value Fund	VEVFX
	Mass Mutual Select Mid Cap Growth Equity II Fund	MGRFX, MEFYX, MMELX, MEFAX, MEFNX

Gannett Welsh & Kotler	Managers AMG GW&K Municipal Bond Fund	GWMIX, GWMSX, GWMTX
	Managers AMG GW&K Municipal Enhanced Yield	GWMEX
	Managers AMG GW&K Small Cap Equity Fund	GWETX, GWESX, GWEIX

Genesis	GuideStone International Equity	GIEZX
	Russell Emerging Markets Fund	REMAX, REMCX, REMEX, REMSX
Harding Loevner	Russell Emerging Markets Fund	REMAX, REMCX, REMEX, REMSX

Renaissance	American Beacon Large Cap Growth Fund	ALCGX
American Fidelity Dual Strategy Fund
	Managers AMG Renaissance Large Cap Growth Fund	MRLIX, MRLSX, MRLTX
	USAA Growth Fund	USAAX

Systematic	FRIC Select Value Large Cap Equity Fund	FRUUSAI
	MassMutual Mid Cap Value	MLUAX, MLULX, MLUNX, MLUSX, MLUYX
	Northern Trust Global Investments Mid Cap Value	MLUAX, MLULX, MLUNX, MLUSX, MLUYX
	Russell U.S. Value Fund	RSVSX
	UBS PACE Smid Cap Value	PEVAX, PEVBX, PEVCX, PCSVX, PVEYX
	Vantagepoint Mid Cap Value	VPSVX
	Wells Fargo Equity Value Portfolio	WLVAX, WLVBX, WLVCX
	Wilshire Large Company Value	DTLVX, WLCVX
	Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
	Managers AMG Systematic Mid Cap Value Fund	SYAMX, SYCMX, SYIMX
	Strategic Advisors Small-Mid Cap Fund	FSCFX
	Transamerica Small/Mid Cap Value	IIVAX, IIVLX, TSVIX

Transamerica Small/Mid Cap Value VA

Third Avenue	Aegon Transamerica Series Third Avenue Value Fund
GMS Alpha + III
GMS Alpha + V
Litman Gregory Masters Select International Fund
Metlife Third Avenue Small-Cap Value Fund
Seasons Series Trust Focus Value
TA Idex Third Avenue Value
Touchstone Variable Series Trust

TimesSquare	GuideStone Small Cap Equity	GSCZX
	Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX
	The Vantagepoint Funds (formerly Vantagepoint Aggressive Opportunities Fund)	VPAOX
	Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	New Covenant Growth Fund	NCGFX
	JPMorgan Access Balanced Fund	JXBSX
	JPMorgan Access Growth Fund	JXGSX
	Managers AMG TSCM Growth Equity Fund	MTGVX, MTGSX, MTGIX

Trilogy	M&I Investment Management Corp. Emerging Markets	MIEMX, MEMYX
	M&I Investment Management Corp. International Equity	MRISX, MRIIX
	Northern Trust Investments Emerging Markets	NMMEX
	Managers AMG Trilogy Emerging Markets Equity Fund	TLESX, TLEIX
	Managers AMG Trilogy Global Equity Fund	TLGSX, TLGIX
	Managers AMG Trilogy International Small Cap Fund	TLSSX, TLSIX

Exhibit B

PRE-CLEARANCE TRADING APPROVAL FORM

I,                                                                                                                           , am a Covered Person and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Covered Person:

☐  Acquisition/Cover Short    or    ☐  Disposition/Short (check one)

Name of Account:

Account Number:

Date of Request:

Security:

Amount (or # of) Shares:

Broker:

If the transaction involves a Security that is not publicly traded, provide a description of the proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities of behalf of a Company .

Signature:
Print Name:

☐  APPROVED    or    ☐  DISAPPROVED (check one)

Date of Approval:
Signature:
Print Name:

Exhibit C

BROKERAGE ACCOUNT/ HOLDINGS CERTIFICATION

Report Submitted by:

Print your name

For the Year/Period Ended

(month/day/year)

☐ Check Here if this is an Initial Holdings Report

As of the calendar year/period referred to above, I, or an immediate family or household member, maintain the following accounts in which securities are held for my direct or indirect benefit:

If you hold a Discretionary Account:

Regarding the account(s) listed below, I hereby certify that I do not have any trading authority, and will not attempt to exercise any trading authority in the future, and will not discuss any information or recommendations regarding any security with the person or persons exercising authority over the Account. For any of the accounts below that do not provide information electronically to DataWare, I will provide the Compliance Department with paper copies of year-end statements for all the accounts listed below by no later than January 31. The Compliance Department may also request statements for any discretionary account during the year in order to audit and monitor the trading in such accounts. The Compliance Department may deny or remove permission for any employee to have any discretionary accounts under any circumstances to avoid even the appearance of impropriety.

(If none, please so note. Use additional sheet if necessary.)

Discretionary Account (Yes or No)	Date Account Established	Financial Institution	Account Name	Account Number

If any accounts are listed above, does the Compliance Officer currently receive duplicate statements on all listed accounts?

YES  ☐             NO  ☐

If I have checked NO, I have attached current account statements and have directed appropriate parties to send duplicate statements to the Compliance Officer.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and had no beneficial interest (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature and Date:

Print Name:

Exhibit D

QUARTERLY ACCOUNT AND TRANSACTION CERTIFICATION

Report Submitted by:

Print your name

I therefore certify that:

1.

The brokerage accounts listed below are the only ones that I have established and maintained an account with, in which securities (including those that may not be Covered Securities) are held for my direct or indirect benefit, as of the end of the most recent quarter.

2.	I understand that this report will be interpreted as a disclosure that I have a direct or indirect beneficial ownership in only the brokerage accounts listed below.

3.	This list also includes accounts in which I have discretionary authority, but have no beneficial interest.

I further certify that:

All transactions for the calendar quarter have been entered as indicated by the transaction screen in which I have a direct or indirect beneficial ownership.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature:

Position:

Date:

Exhibit E

BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, “beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person has a beneficial ownership interest for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term “beneficial ownership” of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity’s portfolio.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent’s death.

Securities held in the name of another should be considered as “beneficially” owned by a Covered Person where such person enjoys “financial benefits substantially equivalent to ownership”. The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent of special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains there-from financial benefits substantially equivalent to those of ownership.

A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain there from the aforementioned benefits of ownership, if he can vest or reinvest title in himself at once or at some future time.

Exhibit F

ANNUAL CERTIFICATION OF CODE OF ETHICS

A.

I (a Covered Person) hereby certify that I have read and understood the Code of Ethics, recognize that I am subject to its provisions and understand that there may be serious consequences to me and the Companies as a result of any violations. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B.

Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country.

C.

I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor.

D.

I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

As an employee of TAM and/or MJW, I recognize that I must comply with applicable law. I also have a responsibility to conduct myself in an honest and ethical manner. I recognize that I have a responsibility to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

As an employee of TAM and/or MJW I must:

•	act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

•	comply with all securities laws, rules and regulations and report any suspected violations thereof in accordance with the section below entitled “Compliance With Code Of Ethics”; and

•	adhere to a high standard of business ethics.

CONFLICTS OF INTEREST

A conflict of interest for the purpose of this Code of Ethics occurs when my private interests interfere in any way, or even appear to interfere, with the interests of any clients.

I’m expected to use objective and unbiased standards when making decisions that affect any client. I’m required to conduct myself in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to any client where I am receiving a personal benefit, I should act in accordance with the letter and spirit of this Code of Ethics.

CLIENT CONFIDENTIALITY

The confidentiality of client information is of paramount importance to the firm. We send a copy of our Privacy Policy to each client when they open an account, and a follow-up notice each year. Managers should ensure that no employee has access to any confidential client information that is not necessary for them to perform their job functions. Employees should make certain that any confidential client information is not left unattended in their work area, including on their computer screen or on their desk. Employees are not to share confidential client information with other employees unless it is with required in order to properly maintain the account. The only time confidential client information should be shared outside of the firm is with an approved service provider that requires the information. These controls extend to all current and former clients.

Print Name:

Signature:

Date: